SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 14, 2016

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2016, Zion Oil & Gas, Inc. (“Zion” or the “Company”) received notice of Mr. Glen Perry’s resignation as President and Chief Operating Officer. His resignation becomes effective August 1, 2016. Under the terms of his Employment Agreement from the Company, the termination of employment shall automatically be deemed without any further action as his resignation from the Board of Directors.

Accordingly, August 1, 2016, Mr. Perry’s resignation from the Board of Directors will become effective. Mr. Perry will assist the Company in transitioning his responsibilities to other executive officers through the date of his departure. The Company anticipates that Mr. Perry’s responsibilities will be assumed by current management to ensure a seamless transition of operations.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: July 20, 2016	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

3